UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2019

Multi-Color Corporation

(Exact name of registrant as specified in its charter)

Ohio	0-16148	31-1125853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4053 Clough Woods Dr.

Batavia, Ohio 45103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (513) 381-1480

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Litigation Related to the Merger.

As previously disclosed, on February 24, 2019, Multi-Color Corporation, an Ohio corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with W/S Packaging Holdings, Inc., a Delaware corporation (“Parent”), and Monarch Merger Corporation, an Ohio corporation and a wholly-owned subsidiary of Parent (“Sub”). The Merger Agreement provides for the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. On April 5, 2019, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) with respect to the Company’s special meeting of the shareholders to be held on May 16, 2019 in connection with the Merger.

On April 29, 2019, the Company was served with a complaint in an action captioned Eric Sabatini, Individually And On Behalf of All Others Similarly Situated, and Derivatively On Behalf of Multi-Color Corporation v. Nigel A. Vinecombe, Michael J. Henry, Vadis A. Rodato, Alex Baumgartner, Ari J. Benacerraf, Robert R. Buck, Charles B. Connolly, Robert W. Kuhn, Ronald Lienau and Multi-Color Corporation (the “Sabatini Complaint”) relating to the Merger Agreement and the Proxy Statement. The Sabatini Complaint was filed in the Hamilton County Court of Common Pleas in the State of Ohio and alleges, among other things, that the individual defendants breached their fiduciary duties to Company shareholders by failing to secure adequate merger consideration and failing to disclose material information in the Proxy Statement. The lawsuit asserts claims on behalf of a putative class of Company shareholders as well as derivatively on behalf of the Company. Among other remedies, the Sabatini Complaint seeks to enjoin the consummation of the Merger (or alternatively, rescission of the Merger in the event the defendants are able to consummate it), as well as damages, costs and attorneys’ and experts’ fees.

If additional similar complaints are filed, absent new or different allegations that are material, the Company will not necessarily disclose such additional complaints.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company, Parent and Sub. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction is being submitted to the Company’s shareholders for their consideration. In connection therewith, the Company has filed relevant materials with the SEC, including the Proxy Statement, regarding the proposed transaction, which has been mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the Proxy Statement, any amendments or supplements thereto and other documents containing important information about the Company through the website maintained by the SEC at www.sec.gov. In addition, Company shareholders may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of the Company’s website at www.mcclabel.com or by mail to Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, Ohio 45103, Attention: Investor Relations, telephone: (513) 381-1480.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on June 29, 2018 and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the shareholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and may be contained in other relevant materials filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Color Corporation

May 1, 2019	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial Officer, Secretary